Exhibit 99.1
MetaStat, Inc. Announces Issuance of U.S. Patent for its MenaCalc™ Platform

MONTCLAIR, N.J., December 23, 2013 -- MetaStat, Inc. (MTST), a life science company focused on understanding and treating systemic metastasis, announced today that the United States Patent and Trademark Office (USPTO) has issued US Patent Number US 8,603,738 entitled: "METASTASIS SPECIFIC SPLICE VARIANTS OF MENA AND USES THEROF IN DIAGNOSIS, PROGNOSIS, AND TREATMENT OF TUMORS", Inventors: John Condeelis, Sumanta Goswami, Frank Gertler, and Paola Nistico.

The patent, which expires on July 1, 2029, contains 34 claims that center on the company’s MenaCalc™ diagnostic platform and cover methods for the measurement of the relative levels of the isoforms of the mena protein in cancer cells and the use of such measurement in the diagnosis and prognosis of metastatic cancer. The claims cover the use of the mena protein isoforms in the evaluation of the probability of systemic metastasis in the diagnosis and prognosis of secretory epithelial cancers; including breast, pancreas, prostate, colon, brain, liver, lung, and head and neck. Coverage is extended to the use of the isoforms of mena to determine the efficacy of oncologic drug candidates and to the use of MenaCalc as a companion diagnostic for a new generation of anti-metastatic therapeutics useful in preventing the deadly systemic spread of cancer.

Dr. Oscar Bronsther, M.D., MetaStat’s CEO, stated “This patent issuance continues to strengthen MetaStat’s intellectual property position.  MetaStat’s diagnostic programs, based on this biology will benefit patients with multiple forms of cancer, whose needs are currently unmet by existing products.”

About MetaStat, Inc.
MetaStat is a life sciences company that develops and commercializes diagnostic products and novel therapeutics for the early and reliable prediction and treatment of systemic metastasis - cancer that spreads from a primary tumor through the bloodstream to other areas of the body. MetaStat is focused on breast, prostate, lung and colorectal cancers, where systemic metastasis is responsible for approximately 90% of all deaths.

The company’s function-based diagnostic platform technology is based on the identification and understanding of the pivotal role of the mena protein and its isoforms, a common pathway for the development of systemic metastatic disease in all epithelial-based solid tumors.  Both the MetaSite Breast™ and MenaCalc™ product lines are designed to accurately stratify patients based on their individual risk of metastasis and to allow clinicians to better "customize" cancer treatment decisions by positively identifying patients with a high-risk of metastasis who need aggressive therapy and by sparing patients with a low-risk of metastasis from the harmful side effects and expense of chemotherapy.

Additionally, the MenaBloc™ therapeutic program aims to build upon mena biology and alternative splicing events as a driver of disease progression to exploit novel targets that provide precision medicines in oncology.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update such statements.

Investor Contact Information
Daniel Schneiderman
MetaStat, Inc.
Vice President
(973) 744-7618
dan@metastat.com

Media Contact Information
Sandra Lee
Managing Director
ProActive Capital Group, LLC
(646) 862-4608